UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A5
(Post-Effective Amendment No. 2 to Form S-1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Authentic Teas Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
5141
(Primary Standard Industrial Classification Code Number)
33-1221102
(I.R.S. Employer Identification Number)
Suite 1801-1 Yonge Street Toronto, Ontario M5E 2A3 Canada Telephone: 416- 306-2493
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
National Registered Agents, Inc. 1000 East William Street Suite 204, Carson City, 89701 Tel: 1-800-550-6724
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of Communications To: Clark Wilson LLP Suite 800 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: (604) 687-5700
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock offered by selling shareholders	1,011,600	$0.30	$100,980	$11.72

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.
(2)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(3)	The selling stockholders may sell their shares of the registrant’s common stock at a fixed price of $0.30 per share until shares of the registrant’s common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices. The registrant’s common stock is presently not traded on the market or securities exchange, and the registrant has not applied for listing or quotation on any public market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

We are filing this post-effective amendment to update the financial statements and other information contained in our registration statement (Registration No. 333-175003.), which was declared effective by the Securities and Exchange Commission on September 6, 2011.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2012

Preliminary Prospectus

Authentic Teas Inc.

1,011,600 shares of common stock

Offering Price: $0.30 per Share
_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 1,011,600 shares of our common stock. The shares were acquired by the selling stockholders directly from our company in private placement offerings that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. YOU SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________________, 2012.

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In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common stock and the terms “we”, “us”, “our”, and “Authentic Teas” mean Authentic Teas Inc., a Nevada corporation,

Prospectus Summary

Our Business

We were incorporated in the state of Nevada on July 8, 2010.

We are a specialty retailer of premium loose-leaf teas. We currently offer 15 different types of teas through our online store www.authentic-teas.com. Eight new blends were developed last quarter 2011 and became available to consumers on June 2, 2012. Our initial focus will be to market directly to consumers through our online store. Our long-term goal is to start supplying specialty supermarkets with our teas.

During the three month period ended July 31, 2012, we have generated revenues of $74 with cost of sales of $40, resulting in gross margin of $34, incurred expenses of $11,712 and have a net loss of $11,678. As at July 31, 2012, we have assets of $8,481 and liabilities of $76,202.

We are a development stage company. We estimate that we will require $151,221 to enable us to implement our business plan for the next twelve months.

Because we are in the development stage and have yet to attain profitable operations, there exists substantial doubt about our ability to continue as a going concern. In their report on our financial statements for the year ended April 30, 2012, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

We do not have any current plans or intentions to be acquired by or to merge with an operating company nor do we, nor, to the best of our knowledge, our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,011,600 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement offerings, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on re quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange.

Number of Shares Outstanding

There were 4,011,600 shares of our common stock issued and outstanding as of October 7, 2012.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Summary of Financial Data

The following information represents selected unaudited financial information for the interim period ended July 31, 2012, selected audited financial information for the year ended April 30, 2012 and for the period from July 8, 2010 (date of inception) to April 30, 2012. The summarized financial information presented below is derived from and should be read in conjunction with our unaudited financial statements and our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 2 of this prospectus.

Statements of Operations Data	Year ended April 30, 2012 (audited)	From July 8, 2010 to April 30, 2011 (audited)
Revenue	$5,920	$4,657
Cost of Sales	$2,290	$3,069
Expenses	$61,221	$15,940
Net Loss	$57,591	$14,352
Basic and Diluted Net Loss Per Share	$(0.01)	$0.00

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Statements of Operations Data	Three month period ended July 31, 2012 (unaudited)	Three month period ended July 31, 2011 (unaudited)
Revenue	$74	$3,128
Cost of Sales	$40	$1,140
Expenses	$11,712	$17,653
Net Loss	$11,678	$15,665
Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Balance Sheet Data	As at April 30, 2012 (audited)	As at April 30, 2011 (audited)
Cash	$12,512	$8,973
Working Capital (Deficiency)	$(56,043)	$1,548
Total Assets	$18,032	$14,655
Total Liabilities	$74,075	$13,107
Total Stockholders’ Equity	$(56,043)	$1,548
Accumulated Deficit	$71,943	$14,352

Balance Sheet Data	As at July 31, 2012 (unaudited)	As at April 30, 2012 (unaudited)
Cash	$2,140	$12,512
Working Capital (Deficiency)	$(67,721)	$(56,043)
Total Assets	$8,481	$18.032
Total Liabilities	$76,202	$74,075
Total Stockholders’ Equity	$(67,721)	$(56,043)
Accumulated Deficit	$83,621	$71,943

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

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Risk Factors

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks.  You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated With Our Financial Condition

The fact that we have generated minimal revenues since our inception raises substantial doubt about our ability to continue as a going concern.

We have generated minimal revenues since our inception on July 8, 2010. Since we are still in the early stages of operating company and because of the lack of operating history, we will, in all likelihood, continue to incur operating expenses with minimal revenues for the foreseeable future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $83,621 for the period from July 8, 2010 (date of inception) to July 31, 2012. Because we have incurred losses from operations since inception, have not attained profitable operations and are dependent upon obtaining adequate financing to fulfill our business operations, in their report on our financial statements for the period from July 8, 2010 (date of inception) to April 30, 2012, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is depending upon our ability to generate future profitable operations and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will continue to incur operating expenses with minimal revenues for the foreseeable future. We cannot assure that we will be able to generate enough sales through our website to obtain significant revenues. In addition, if we are unable to establish and generate significant revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our commons stock.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We do not currently have any arrangement for additional financing. For the foreseeable future, we intend to fund our operations and capital expenditures from our revenues, cash on hand and additional financings.  Our capital resources are insufficient to fund our planned operations for the next 12 month period, as we estimate that we require an additional $151,221 in funds to implement our business plan for the next twelve months. We will have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

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Risk Associated with our Business

We have only one office and if we encounter difficulties associated with our office or if it were forced to shut down for any reason, we could face shortages of inventory that would have a material adverse effect on our business operations.

Our only office is located in Toronto, Ontario, Canada. This office currently supports our entire business. All of our teas are shipped to this office from our vendor and then shipped from our office to our e-commerce customers. Our success depends on the timely and frequent receipt of merchandise by our e-commerce customers. The efficient flow of such merchandise requires that we have adequate capacity at our office to support our current level of operations and the anticipated increased levels that may follow from our growth plans. If the operation of our office were to be disrupted or if it were to shut down for any reason or its contents were to be destroyed or damaged, including due to fire, severe weather or other natural disaster, we could face shortages of inventory, resulting in “out-of-stock” conditions, and would incur additional cost to replace any destroyed or damaged product. Such an event may negatively impact our sales and may cause us to incur significantly higher costs and longer lead times associated with delivering products to e-commerce customers. This could have a material adverse effect on our business and harm our reputation.

Because our business is highly concentrated on a single, discretionary product category, premium loose-leaf teas, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.

Our business is not diversified and consists of developing, sourcing, marketing and selling premium loose-leaf teas. Consumer preferences often change rapidly and without warning, moving from one trend to another among many retail concepts. Therefore, our business is substantially dependent on our ability to educate United States consumers on the many positive attributes of tea, anticipate shifts in consumer tastes and help drive growth of the overall United States tea market. Any future shifts in consumer preferences away from the consumption of beverages brewed from premium loose-leaf teas would also have a material adverse effect on our results of operations.

Consumer purchases of specialty retail products, including our products, are historically affected by economic conditions such as changes in employment, salary and wage levels, the availability of consumer credit, inflation, interest rates, tax rates, fuel prices and the level of consumer confidence in prevailing and future economic conditions. These discretionary consumer purchases may decline during recessionary periods or at other times when disposable income is lower. In addition, increases in utility, fuel, commodity price and corporate income tax levels could affect our cost of doing business, including transportation costs of our third-party service providers, causing our suppliers and such service providers to seek to recover these increases through increased prices charged to us. Our financial performance may become susceptible to economic and other conditions in regions or states where our tea is shipped. Our continued success will depend, in part, on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

Our success depends, in part, on our ability to source, develop and market new varieties of loose-leaf teas that meet our high standards and customer preferences.

We currently offer seven varieties of loose-leaf teas. Our success depends in part on our ability to continually innovate, develop, source and market new varieties of loose-leaf teas that both meet our standards for quality and appeal to customers’ preferences. Failure to innovate, develop, source, market and price new varieties of tea that consumers want to buy could lead to a decrease in our sales and profitability.

We may experience negative effects to our brand and reputation from real or perceived quality or health issues with our teas, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with premium loose-leaf teas. Concerns regarding the safety of our teas or the safety and quality of our supply chain could cause shoppers to avoid purchasing certain products from us or to seek alternative sources of tea, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving our teas could discourage consumers from buying our teas and have an adverse effect on our brand, reputation and operating results.

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Furthermore, the sale of tea entails a risk of product liability claims and the resulting negative publicity. Tea supplied to us may contain contaminants that, if not detected by us, could result in illness or death upon their consumption. We cannot assure you that product liability claims will not be asserted against us or that we will not be obligated to perform product recalls in the future.

We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. The costs associated with any future product recall could, individually and in the aggregate, be significant in any given fiscal year. In addition, any product recall, regardless of direct costs of the recall, may harm consumer perceptions of our teas and have a negative impact on our future sales and results of operations.

Any loss of confidence on the part of our customers in the safety and quality of our teas would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of premium loose-leaf teas and could significantly reduce our brand value. Issues regarding the safety of any teas sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

A shortage in the supply, a decrease in quality or an increase in the price of teas as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes outside of our control could impose significant costs and losses on our business.

The supply and price of tea is subject to fluctuation, depending on demand and other factors outside of our control. The supply, quality and price of our teas can be affected by multiple factors in Armenia, including political and economic conditions, civil and labor unrest, adverse weather conditions, including floods, drought and temperature extremes, earthquakes, tsunamis, and other natural disasters and related occurrences. In extreme cases, entire tea harvests may be lost.

Armenia has in recent years suffered significant political and economic instability. These factors can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

We may have difficulty exporting our tea out of Armenia as it currently has only two export routes. The closing of either of these export routes would likely delay and increase the cost of our shipments. As we have closely associated our brand with teas from Armenia, our failure to obtain teas from Armenia may have a material adverse effect on our business, results of operations and financial condition.

Tea may be vulnerable to crop disease and pests, which may vary in severity and effect. The costs to control disease and pest damage vary depending on the severity of the damage and the extent of the plantings affected. Moreover, there can be no assurance that available technologies to control such conditions will continue to be effective. These conditions can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

Because we rely on HAM Ltd. Co (“HAM”) to produce our teas, we may not be able to obtain quality products on a timely basis or in sufficient quantities.

Currently, we rely on HAM as our sole supplier to supply us with our teas on a continuous basis. Our financial performance depends in large part on our ability to purchase tea in sufficient quantities at competitive prices from HAM. We have a five year agreement with HAM. HAM may not decide to renew our agreement. We do not have the exclusive right to distribute HAM’s products in North American and HAM has no obligation to supply us with their products. HAM may decide to stop supplying us with our tea products or HAM may decide to supply our competitors with teas. If HAM stops supplying us or starts supplying our competitors with tea products, our business, financial condition and results of operations may be harmed.

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Events that adversely affect HAM could impair our ability to obtain inventory in the quantities that we desire. Such events include difficulties or problems with our vendors’ businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters or other catastrophic occurrences.

If we experience significant increased demand for our teas or need to replace HAM, there can be no assurance that additional suppliers, supplies or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any vendor would allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our strict quality requirements. Even if HAM is able to expand their capacity to meet our needs or we are able to find new source of supply, we may encounter delays in production, inconsistencies in quality and added costs. Any delays, interruption or increased costs in the supply of loose-leaf teas could have an adverse effect on our ability to meet customer demand for our products and result in lower net sales and profitability both in the short and long term.

We may face increased competition from other tea and beverage retailers, which could adversely affect us and our growth plans.

As we continue to drive growth in our business, our success, combined with relatively low barriers to entry, may encourage new competitors to enter the market. The financial, marketing and operating resources of some of these new market entrants may be greater than our own. We must spend significant resources to differentiate our customer experience, which is defined by a wide selection of premium loose-leaf teas. Despite these efforts, our competitors may still be successful in attracting our customers.

Our ability to source our teas profitably or at all could be hurt if new trade restrictions are imposed or existing trade restrictions become more burdensome.

All of our loose-leaf teas are currently grown outside of North America. The United States and Canada have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of teas available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

Fluctuations in foreign currency exchange rates may affect the price we pay to HAM.

The exchange rate between the Canadian or United States dollar to the Dram, the currency used in Armenia, may have a significant, and potentially adverse, effect on the price we pay HAM. We currently pay HAM in United States dollars. If the United States dollar weakens against the Dram, the price we pay to HAM will be increased, which may have a negative effect on our operating results.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

We believe that our brand is important to our success and our competitive position, however we currently do not have any registered trademarks. We believe that we will be unable to trademark our name because it is too generic to register for trademark protection. We believe that we may be able to apply for trademark protection for our logo. If we are unable to register our trademarks in the future or that protection is inadequate for future products, our business may be materially adversely affected.

We cannot assure you that the steps we have taken to protect our intellectual property rights are adequate, that our intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. Any future trademark rights and related registrations we may have may be challenged in the future and could be canceled or narrowed. Our failure to protect our trademarks could prevent us in the future from challenging third parties who use names and logos similar to our trademarks, which may in turn cause customer confusion, negatively affect customers’ perception of our brand and products, and adversely affect our sales and profitability. Moreover, intellectual property proceedings and infringement claims could result in a significant distraction for management and have a negative impact on our business.

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We rely on third parties to ship our products.

We depend on Canada Post to deliver our products. Other courier services like Fedex or UPS are considerably more expensive. Any disruptions to Canada Post’s business may impact our ability to ship our products, which may cause our financial results to suffer. Further, if Canada Post raises their shipping rates, the cost of shipping our products would increase, which would force us to either increase the selling price of our products or reduce our margin, both of which will have a negative impact on our financial results.

Risks Associated with Our Management

Our executive officers devote only part time efforts to our business which may not be sufficient to successfully develop our business.

As of August 15, 2011 our Chief Executive Officer now works full-time for our company, David Lewis Richardson, our Chief Financial Officer, currently devotes approximately 40% of his working time to our company. All of our executive officers have other business interests. While we expect Mr. Richardson to increase the percentage of the working time he devotes to our company if our operations increase, the amount of time which he devotes to our business may not be sufficient to fully develop our business. In addition, there exist potential conflicts of interest including, among other things, time, effort, and corporate opportunity involved with participating in other business entities. We have no agreements with our executive officers as to how they allocate either their time to our company or how they handle corporate opportunities. As a result, we may be unable to implement our plan and our business might ultimately fail.

Our senior management has never managed a public company.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

The loss of the services of our executive officers would disrupt our operations and interfere with our ability to compete.

We depend upon the continued contributions of our executive officers. We only have two employees: Hrant Isbeceryan, our Chief Executive Officer, and David Lewis Richardson, our Chief Financial Officer. They handle all of the responsibilities in the area of corporate administration and business development. We do not carry key person life insurance on any of their lives and the loss of services of any of these individuals could disrupt our operations and interfere with our ability to compete with others.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or any of our directors or officers.

Because Hrant Isbeceryan, our Chief Executive Officer, and one of our directors, controls a large percentage of our common stock, he has the ability to influence matters affecting our stockholders.

Hrant Isbeceryan, our Chief Executive Officer and one of our directors, beneficially owns 62.3% of our issued and outstanding shares of our common stock. As a result, he has the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because he controls such shares, investors will find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Isbeceryan could result in management making decisions that are in his best interest and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

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Risks Associated with Our Common Stock

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant new products;
•	the inability to obtain our teas; and
•	the loss of key management or personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Because we can issue additional shares of our common stock or preferred stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 100,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of October 7, 2012, there were 4,011,600 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” beginning on page 2 of this prospectus, that may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,011,600 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement offerings, which were exempt from the registration requirements of the Securities Act of 1933.

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On September 12, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 20, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 25, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 27, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On October 13, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 15, 2010, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 27, 2010, we issued 800 common shares to two subscriber at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 9, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 4, 2011, we issued 1,600 common shares to four subscribers at a price per share of $0.25 for total proceeds of $400. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 7, 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

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On January 22, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 28, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 29, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 5, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 9, 2011, we issued 1,200 common shares to four subscribers at a price per share of $0.25 for total proceeds of $300. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 12, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 15 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 16, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 17 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 7, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 20, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 21, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices.

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Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by the selling stockholders, the purchasers participating in such transactions, or both.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The offering price of $0.30 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. The offering price should not be regarded as an indicator of the future market price of the shares. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

The shares being offered pursuant to this prospectus are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of the shares of our common stock issued to them. Because the selling stockholders may offer all or only some portion of the 1,011,600 shares of common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of our common stock being offered in the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock by the selling stockholders as of October 7, 2012 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

None of the selling stockholders has had any position or office, or other material relationship with our company or any of our affiliates within the past three years.

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All of the selling stockholders are family members, close personal friends or business associates of Hrant Isbeceryan, our Chief Executive Officer and a director; David Lewis Richardson, our Chief Financial Officer; and Evan Michael Hershfield, a director and such individuals contacted each of the selling stockholders on an individual basis.

To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

	Shares Owned By the Selling		Number of Shares To Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
Name of Selling Stockholder	Stockholder Before the Offering(1)	Total Shares Offered in the Offering	# of Shares(2)	% of Class(2),(3)
Alain Ohannesyan1	200,000	200,000	nil	0%
Hrant Brian Citak	200,000	200,000	nil	0%
Caroline Khachehtoori	200,000	200,000	nil	0%
Rob Puthen	200,000	200,000	nil	0%
Louise Poirier	200,000	200,000	nil	0%
Armin Yousefi	400	400	nil	0%
John Skenderis	400	400	nil	0%
Marie Skenderis	400	400	nil	0%
Peter Channan	400	400	nil	0%
Heather Badalato	400	400	nil	0%
Rina Khosla	400	400	nil	0%
Daniel Simoncelli	400	400	nil	0%
Emmanuele Labrecque	400	400	nil	0%
Jennifer Labrecque	400	400	nil	0%
Danny Nunes	400	400	nil	0%
Danielle Dolbec	400	400	nil	0%
Victoria Curcio	400	400	nil	0%
Tania Hadyeh	400	400	nil	0%
Daniel Hershfield	400	400	nil	0%
Jeffrey Iwasiw	400	400	nil	0%
Michelle Gauci	400	400	nil	0%
Sylvia Balabanian	400	400	nil	0%
Flora Skenderis	400	400	nil	0%
Peter Skenderis	400	400	nil	0%
Shabari Patkar	400	400	nil	0%
Jamie Jackson	400	400	nil	0%
Brad Sayeau	400	400	nil	0%
Marc Guillard	400	400	nil	0%
Alexandra Morosan	400	400	nil	0%
Armen Thorose	400	400	nil	0%
Felicia Miedema	400	400	nil	0%
Malissa Lundgren	400	400	nil	0%
Ritu Makkar	400	400	nil	0%
Edward Mercer	400	400	nil	0%
Total	1,011,600	1,011,600	nil	0%

Notes

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.
(3)	Based on 4,011,600 shares of our common stock issued and outstanding as of October 7, 2012.

Plan of Distribution

There is currently no market for any of our shares, and we cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may not be sustained even if developed.

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The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be quoted or listed, in privately negotiated transactions or otherwise. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Because there is currently no public market for our common stock, the selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at a fixed price of $0.30 per share until shares of our common stock are quoted on the OTC Bulletin Board, NASDAQ, or NYSE Amex and thereafter at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any securities exchange. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.	block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
3.	an exchange distribution in accordance with the rules of the exchange or quotation system;
4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
5.	privately negotiated transactions;
6.	market sales (both long and short to the extent permitted under the federal securities laws);
7.	at the market to or through market makers or into an existing market for the shares;
8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his or her shares of our common stock to any pledgee, donee or other transferee, we intend to amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

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To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. In addition, a post effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M under the Securities Exchange Act of 1934.

The anti-manipulation provisions of Regulation M will apply to purchases and sales of shares of our common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares being offered pursuant to this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of our common stock is to be made on terms materially different from the information set forth in this “Plan of Distribution”, then a post effective amendment to the registration statement of which this prospectus forms a part must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of our common stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. In addition, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

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Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

Description of Securities

General

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. As of October 7, 2012, there were 4,011,600 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of our stockholders, the vote of the holders of a majority of our common stock present in person or represented by proxy is sufficient to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the holders of at least 10% of our common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders for the transaction of business, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, any action which may be taken by the vote of our stockholders at a meeting may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our bylaws provide that our board of directors, by a majority vote of our board of directors at any meeting may amend our bylaws, including bylaws adopted by our stockholders, but our stockholders may specify particular provisions of our bylaws, which must not be amended by our board of directors. Also our bylaws provide that any action required or permitted to be taken at any meeting of our board of directors may be taken without a meeting if a written consent thereto is signed by all members of our board of directors and such written consent is filed with the minutes of the proceedings of our board of directors.

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Preferred Stock

Our preferred stock may be divided into and issued in series. Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of our preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of our preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends must accrue;
(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;
(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;
(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)	voting powers, if any, provided that if any of our preferred stock or series thereof must have voting rights, such preferred stock or series must vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and
(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the state of Nevada.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

In the event of the liquidation of our company, holders of our preferred stock must be entitled to receive, before any payment or distribution on our common stock or any other class of stock junior to our preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, must be deemed to be a liquidation.

Transfer Agent

There are currently 38 holders of record of our common stock. We do not currently have a transfer agent, but intend to appoint one as soon as practicable.

Warrants

There are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

There are no outstanding options to purchase our securities. We may, however, grant such options and/or establish an incentive stock option plan for our directors, executive officers, employees and consultants in the future.

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Convertible Securities

There are no outstanding securities convertible into shares of our common stock or rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Change in Control

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Interest of Named Experts and Counsel

The financial statements of our company included in this prospectus have been audited by MaloneBailey LLP to the extent and for the period set forth in their report appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

information with respect to Our Company

Description of Business

Corporate History

We were incorporated under the laws of the State of Nevada on July 8, 2010. We are a specialty retailer of premium loose-leaf teas. We currently offer 15 different types of teas through our online store www.authentic-teas.com. Eight new blends were developed last quarter 2011 and became available to consumers on June 2, 2012. Our initial focus will be to market directly to consumers through our online store. Our long-term goal is to start supplying specialty supermarkets with our teas.

Our Business

We are a specialty retailer of premium loose-leaf teas. We currently offer our 7 different types of teas through our online store www.authentic-teas.com. Information on our website is not deemed to be incorporated by reference into this Annual Report on Form 10-K. Our initial focus will be to market directly to consumers through our online store. Our long-term goal is to start supplying specialty supermarkets with our teas.

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We have entered into a 5-year agreement with the largest herbal tea producer in Armenia: HAM Ltd. Co (“HAM”). We do not have the exclusive right to distribute HAM’s products in North America and HAM has no obligation to supply us with their products. HAM may not continue to supply us with our tea products or HAM may start to supply our competitors with tea products. HAM suspended their online sales program after they started selling to us.

We reach our customers through Google Adwords campaigns and advertising directly on tea related websites and Facebook. We also target the world-wide Armenian diaspora through community websites and direct email campaigns.

Hrant Isbeceryan, our Chief Executive Officer, resigned from his prior occupation as Account Manager on August 15, 2011 to work full-time on our business. He became our first employee. We anticipate that his focus will be on developing new blends and establishing a retail distribution network.

Our Products

Our Teas

Currently, the seven tea varieties offered by us are as follows:

Tea	Ingredient(s)	Organic
Wild Mint	100% wild crafted mountain mint	Yes
Armenian Blend	High mountain wild thyme and finely cut linden flowers	Yes
Aroma of Armenia	Wild cherry leaves, wild mint and Armenian chrysanthemum	Yes
Orient Blend	Roasted wheat, wild oregano, wild time, wild mint, cinnamon, clove and elder flowers	Yes
Mountain Melody	Armenian oregano, wild thyme and elderflowers	Yes
Pomegranate Tea	Pomegranate flowers, rose petals and hibiscus flowers	No
Ani Blend	Wild oregano, wild cherry leaves, hibiscus and black currant leaves	Yes

We have developed eight new tea blends as follows:

Tea	Ingredient(s)	Organic
Noah’s Blend	Mint, Cherry leaves, Mulberry leaves	No
Royal Nectare	Elderflowers and Linden flowers	No
Black Ginger Gold	Black Georgian Tea, Ginger milled, Wild Calendula	No
Spice Black	Black Georgian Tea, Cinnamon, Clove	No
Black First Thyme	Black Georgian tea, Thyme	No
Green Tarragon Mint	Green Georgian Tea, Tarragon and Mint	No
Ginger Green	Green Georgian Tea, Ginger and Sassafras stigma	No
Green Gold	Green Georgian Tea, Cardamom and Sassafras flower	No

Six of the eight blends are unique in the marketplace as black and green teas from Georgia in combination with Armenian wild crafted herbs. The other two are new wild-crafted herbal blends. We began selling the new blends on June 2, 2012.

Herbs such as oregano, mint, thyme, and many more are abundant in Armenian. All our teas are wild-harvested from the alpine regions of Armenia. Blending ancient and modern methods, we have derived our teas from traditional medieval Armenian manuscripts, which we believe have been refined for contemporary palates and health benefits.

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Our teas are wild-crafted, meaning the herbs are harvested sustainably in the wild and then processed entirely by hand. The tea crafting takes place in indigenous village areas, where most of the economic benefits generated are returned to local artisans, which helps ensure that a lifestyle and culture steeped in two thousand years of tradition can continue.

Skilled harvesting is the first step in producing an outstanding herbal tea, thus HAM begins rigorous quality control at this stage of the tea crafting process. Harvesters are carefully trained in herb collection and handling techniques in accordance with ancient Armenian traditions for tea crafting.

Due to popular demand, we recently developed three new sampler products: Highlands Sampler, Caucasus’ Sampler and Ancient Armenian Sampler with smaller 15g (as opposed to our regular 50g) pouches in a gift box. The Highlands Sampler is our biggest seller as well as our most profitable item.

Packaging

We believe that effective packaging design is essential in premium product categories, as consumers equate distinctive packaging with a higher quality product. HAM has previously tried to sell its teas in North America but we believe our packaging is improved from the packaging HAM used. To improve the packaging, we have commissioned an entirely new brand identity (including logo, visuals and a distinguishing style). We designed and produced a new line of contemporary, bilingual (French/English) 50g pouches made of textured rice paper. A band window across the front portion of the bag allows consumers to have a sneak peek of the product. Other important features are the closable zip top and stand-up capabilities to enhance display options for retailers.

Organic

We believe that the economic challenges faced by Armenia after establishing its independence from the Soviet Union have had a surprisingly positive impact on its environment and contribute directly to the availability of its high-quality teas. We believe that fertilizer and pesticide use was halted in some areas and scaled back in other regions due to its high prices. At the same time, a sharp drop in industrial activity, while detrimental to the economy, resulted in environmental improvements of both airshed and water supply. Four of our seven original are certified 100% organic, two are certified “made with organic ingredients” and only one tea lacks any organic credentials. We work with EcoGlobe LLC, the only organic certifier in Armenia recognized by the United States and Canadian governments, to have each tea certified.

Currently our supplier is seeking organic certification for all new shipments from IFOAM, the worldwide umbrella organization for the organic agriculture movement. Our supplier has informed us that IFOAM certification will be delayed to Fall 2012

From the eight new blends that were developed, all are designated “wild-crafted” as the black and Green teas have not been certified organic. Our supplier, HAM, is working with its Georgian counterpart to attain IFOAM certification.

Our Supply

We have entered into a 5-year agreement with the largest herbal tea producer in Armenia: HAM. We do not have the exclusive right to distribute HAM’s products in North America and HAM has no obligation to supply us with their products. We cannot guarantee that HAM will continue to supply us with our tea products or that HAM will not supply our competitors with tea products. HAM had previously sold teas directly to consumers in North America but was unsuccessful primarily due to the high shipping costs to North American consumers. Currently HAM has cancelled its consumer program and redirects consumers to our website. HAM is currently our only supplier of tea products.

HAM has agreed that the products it ships must meet:

  the Specifications Act for the Bureau of Standardization of the Republic of Armenia, regulated by DP 3721991.1814-99, dated 12/07/1999 and which shall not contradict the requirements in force for a similar product in the country of our company; and
  products designated as Organic by the Organic Certification body in the Republic of Armenia, must be recognized as such by the United States (USDA) and by the Canadian Food Inspection Agency.

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Conventional tea trading involves many players including tea estate holders, outgrowers, small holders, auction markets and factory-based processors. We purchase directly from our supplier bypassing conventional tea auctions and markets which many of our competitors rely upon. In conventional tea production, the typical supply chain timeline from harvesting leaves through processing to supermarket shelf is approximately 20 to 30 weeks. Our operational structure allows for this timeline to be shortened to as little as 4 weeks. Product quality for premium tea is significantly negatively impacted by lengthy timelines as teas degrade in taste and aroma over time. We believe that achieving timeline efficiencies help differentiate our tea’s quality and unique production approach from that of our competitors.

The unique nature of our product offerings limits supplier options. At this time, we are limited to working with one supplier; however we may obtain additional suppliers in the future.

Armenia

Our future operations could be adversely affected by various factors including changes in Armenia’s political or economic conditions. The political system of Armenia is currently stable with four political parties populating its emerging democratic landscape. Armenia has a functioning market economy.

Armenia has joined numerous international organizations including the United Nations, World Trade Organization, the Council of Europe, La Francophonie and many others.

Externally, the availability of only two export routes out of Armenia means the closing of borders or other trade restrictions imposed by Armenia’s neighbors are an operational risk. Although landlocked, Armenia maintains positive relations with Iran and Georgia through which many of its exports travel. The borders with its two other neighboring countries, Turkey and Azerbaijan, remain closed. We cannot guarantee that we will be able to get our products out of Armenia.

Target Market

We believe that for masses of people, gourmet tea is an affordable indulgence. Our goal is to provide our customers with a tea experience beyond that which is currently provided by purveyors of mass-produced hot beverage brands. We anticipate that we will target the following markets.

Consumers and tea aficionados

We believe that high-quality herbal teas are especially attractive to wealthier consumers who make spending decisions based on cultivating a lifestyle of health and sustainability. We believe our customers will be generally well-educated, wealthier than average and willing to pay a premium price for a product which reinforces their lifestyle values.

Armenian diaspora

We believe that, due to wars, civil unrest and economic challenges, Armenians have been dispersed to different regions in the world. We believe that there is a significant population of Armenians living in North America, which may have a preference for teas from Armenia.

We believe that because of their geopolitical circumstances, Armenians have become adept at preserving and promoting their ancient culture in meaningful ways. As a result, we believe that Armenians have developed a robust identity, which is celebrated through language, food, art and community and that thrives throughout the diaspora. Our goal is to bring the taste and aroma of the homeland to Armenians living abroad and to tap into their desire to have an authentic taste of ‘home’.

Future growth opportunities

We anticipate that the first phase of our business development should focus on direct-to-consumer sales thus allowing us to refine our product offerings and adapt pricing strategies as needed. We anticipate that the second phase of business development should be to introduce 10 to 12 new tea blends as well as a push into the specialty grocery store market. In the last quarter of 2011, we developed 8 new blends which we received May 2012. Another 4 blends are being developed presently and we anticipate delivery before the end of 2012. To meet the demands of the specialty store market, we anticipate further product development to produce larger packages, bulk quantities, boxed packs of bagged tea and other product options which may be identified during the first phase of business development.

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Our Marketing Strategy

We believe our marketing strategy:

  distinguishes us from larger, ‘big brand’ competitors,
  educates consumers regarding our boutique herbal tea blends and the overall benefits of herbal tea in general, and contributes to the growth of tea culture and demand for more enriching, authentic tea experiences.

Last year, our central message to consumers was “From an authentic people comes…Authentic Teas”. Our goal was to captivate our audience with the ancient story of Armenian tea. To help make that connection, we commissioned a video of the tea crafting process in Armenia. Our website contains the video along with more aspects of tea culture that we believe enhances the online tea buyers experience and education of our products.

In June 2012, we developed a new campaign called “PURE. ARMENIAN”. This new theme focuses directly on the purity of the teas, the purity of the source and the purity of the villagers harvesting and blending the teas.

We drive traffic to our ecommerce site through multiple channels, Google AdWords campaigns, Facebook ad campaigns, and press release campaigns distributed to media and important tea blogs. In addition, we place ads on selected websites that we believe appeal to our target markets.To launch the new blends, we will be participating in a few summer festivals with tasting booths throughout Ontario. In addition, we have purchased mailing lists that target affluent organic tea drinkers and we will conduct focused email campaigns to drive buyers to our purchase point.

Competition

The tea market is highly fragmented. We compete directly with a large number of relatively small independently-owned tea retailers. Additionally, relatively low barriers to entry in the tea and beverage retail market may encourage other tea and beverage retailers who may have greater financial, marketing and operating resources than we do to enter the specialty tea retail market. As we continue to expand, we expect to encounter additional regional and local competitors.

We also compete indirectly with other vendors of loose-leaf, bagged and ready-to-drink teas, such as supermarkets, club stores, wholesalers and internet suppliers, as well as with houseware retailers and suppliers.

Governmental Regulations

We are subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including consumer protection regulations that regulate retailers and/or govern the promotion and sale of merchandise and the operation of stores and warehouse facilities. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Employees

As of the date hereof, we employ no full-time employees and no part-time employees.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own any patents or trademarks.

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Description of Property

Principal Offices

Our principal offices are located 1801-1 Yonge Street, Toronto, Ontario M5E 2A3. On August 1, 2010, we entered into a month-to-month lease on a small office space with 10768 Canada Inc. dba Telsec Business Centres for $138.88 per month. Either party can terminate the lease with 60 days notice. Once we attain the necessary funding and increase our employee base, we will look for more spacious facilities to meet our growing needs.

Legal Proceedings

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market for Securities

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933.

We have issued 4,011,600 shares of our common stock since our inception on July 8, 2010, of which 3,000,000 are restricted shares. There are no outstanding options or warrants or securities that are convertible into common shares.

Holders of Our Common Stock

As of the date of this prospectus, we had 38 holders of our common stock. Our transfer agent is Nevada Agency and Transfer Company with an office at 50 West Liberty Street, Suite 880, Reno NV 89501.

Registration Rights

We have not granted registration rights any person.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

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Other than as stated above, there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or
•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited financial statements for the period ended April 30, 2012 and related notes thereto and unaudited financial statements for the period ended July 31, 2012 and related notes thereto. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 4 above and “Forward-Looking Statements” beginning at page 10 above.

Plan of Operations

We were incorporated in the State of Nevada on July 8, 2010. We are a specialty retailer of premium loose-leaf teas. We currently offer our seven different types of teas through our online store www.authentic-teas.com. Our initial focus will be to market directly to consumers through our online store. Our goal is to start supplying specialty supermarkets with our teas.

We have entered into a 5-year agreement with the largest herbal tea producer in Armenia: HAM Ltd. Co (“HAM”). We do not have the exclusive right to distribute HAM’s products in North American and HAM has no obligation to supply us with their products. We cannot guarantee that HAM will continue to supply us with our tea products or that HAM will not supply our competitors with tea products. HAM is currently our only supplier of tea products.

Armenia is currently blockaded on two of its four borders by Azerbaijan and Turkey. This situation is a result of a territorial dispute between Armenia and Azerbaijan leading to the Nagorno-Karabakh War (1988–1994). Although Russia, France and the United States are currently attempting to broker an end to this crisis, we believe that this dispute may continue. We believe that this blockade has severely hurt the Armenia economy. If war restarts, our supplies may be interrupted indefinitely. If we cannot obtain our supplies, we will be unable to implement our business plan.

We depend on Canada Post to deliver our products. Other courier services like Fedex or UPS are considerably more expensive. Any further disruptions to Canada Post’s business will impact our ability to ship our products, which will cause our financial results to suffer. Further, if Canada Post raises their shipping rates, the cost of shipping our products would increase, which would force us to either increase the selling price of our products or reduce our margin, both of which will have a negative impact on our financial results.

The US dollar is the agreed upon currency between our company and our supplier. If the US dollar weakens against other currencies, our products will become more expensive to import forcing us to either increase the selling price or reduce our margin, both of which will have a negative impact on our financial condition. Due to our large profit margins, we do not believe that inflation will have any impact on our net sales or income from continuing operations.

We have not made any material or significant accounting estimates or assumptions.

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Milestones

The following is a detailed description of the actions and timing of our planned operations over the next 12 months:

Milestone	Action Required	Completion Date	Approximate Cost
Sell out our current inventory (before 1st Quarter order)	Continue advertising on Adwords and Facebook as well as advertise directly on relevant sites	Delayed to October 2012.	$4,000
Place products in specialty supermarkets	Contact and make presentations to buyers	Ongoing.	$3,000
Develop Spanish website	Translation of websites and increase geographical scope of Adwords and Facebook campaigns	October 2012.	$2,000
Purchase Tea	Purchase additional tea products	Shipment delayed due until supplier receives IFOAM certification.	$5,000
Get organic accreditation from IFOAM, the worldwide umbrella organization for the organic agriculture movement	Make relevant presentations to IFOAM authorities for accreditation	Delayed to October 2012	$3,000
Increase frequency of PR campaigns	Develop new PR campaigns promoting each of the milestones indicated above and send to media	Email and PR campaign begins July 2012.	$3,000
Sell out our 1st Quarter 2012 order(1)	Implement business plan as described above	December 2012	nil

(1)	We may be unable to sell through the 1st Quarter Order by December 2012 due to many reasons including (1) our inability to raise additional funds and implement our business plan, (2) the inability of our sole supplier to supply the 1st Quarter Order, (3) changes to consumer preferences and in economic conditions, (4) negative effects to our brand and reputation, (5) increased competition from our competitors, and (6) the risks in the section entitled “Risk Factors,” beginning on page 4.

In May 2012, we developed eight new blends of tea. We purchased our 1st Quarter order of tea and launched a French version of our website in April 2012. We did not attend the world tea expo in Las Vegas in June 2012 due to budget constraints.

If our revenues are insufficient, we anticipate the other milestones will be financed by shareholders or by management. We do not currently have any formal arrangement in place with any of our shareholders or management and we may be unable to obtain additional funds. The purchase of additional inventory will take priority over all other milestones. If we are unable to obtain additional funds, we plan to delay all of our milestones, other than the purchase of additional products, until we have the funds necessary to complete the next milestone. If we delay our milestones, we anticipate that we would have decreased sales, which may have a material adverse effect on our business, results of operations and financial condition. The impact on our business, results of operations and financial condition may be greater the longer our milestones are delayed.

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Results of Operations

The following discussion of our financial condition and results of operations should be read together with the unaudited interim financial statements and the notes to the unaudited interim financial statements included in this quarterly report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Three month period ended July 31, 2012 compared to the three month period ended July 31, 2011

Our operating results for the three month period ended July 31, 2012 and for the three month period ended July 31, 2011 are summarized as follows:

	Three Month Period Ended July 31, 2012 ($)	Three Month Period Ended July 31, 2011 ($)
Revenue	74	3,128
Cost of Sales	40	1,140
Expenses	11,712	17,653
Net Loss	(11,678)	(15,665)

Revenue and Cost of Sales

During the period ended July 31, 2012, we generated revenues of $74 with cost of sales of $40, resulting in gross margin of $34, compared to generating revenues of revenues of $3,128 with cost of sales of $1,140, resulting in gross margin of $1,988 during the period ended July 31, 2011. We generated revenues from the sale of our tea products through our website. The cost of sales consists of the tea, the tea pouches and labels and shipping costs for us to receive the product.

Our revenues are affected by factors such as the success of our marketing efforts, the size of our customer base, consumer’s preferences and general economic conditions

Expenses

During the three month period ended July 31, 2012, we incurred expenses of $11,712, entirely consisting of general and administrative expenses, compared to incurring expenses of $17,653, entirely consisting of general and administrative expenses during the three month period ended July 31, 2011. Our general and administrative expenses primarily consisted of legal and accounting fees, rent and website construction. Our general and administrative expenses decreased primarily to us not incurring any expenses in connection with our registration statement on Form S-1 in the three month period ended July 31, 2012.

Our supplier has agreed to keep the prices charged to us the same in the short term. However, due to the weakening US dollar, they have forewarned us that they may increase their prices next year. The weakening US dollar also puts us at a disadvantage when we buy Canadian dollars with our US dollar revenue to pay our expenses.

Management anticipates expenses to rise over the foreseeable future as marketing expenses increase as a result of our efforts to increase our revenues.

Since we only recently commenced business operations, management does not believe past performance is indicative of future performance.

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Year ended April 30, 2012 compared to the year ended April 30, 2011

Our operating results for the years ended April 30, 2012 and April 30, 2011 are summarized as follows:

	Year Ended April 30, 2012 ($)	Year Ended April 30, 2011 ($)
Revenue	5,920	4,657
Cost of Sales	2,290	3,069
Expenses	61,221	15,940
Net Loss	57,591	14,352

Revenue and Cost of Sales

During the year ended April 30, 2012, we generated revenues of $5,920 with cost of sales of $2,290, resulting in gross margin of $3,630, compared to generating revenues of $4,657 with cost of sales of $3,069, resulting in gross margin of $1,588 for the year ended April 30, 2011. We generated revenues from the sale of our tea products through our website. The cost of sales consists of the tea, the tea pouches and labels and shipping costs for us to receive the product. Revenues increased during the year ended April 30, 2012, as compared to the year ended April 30, 2011, due to increased advertising and promotions.

Our revenues are affected by factors such as the success of our marketing efforts, the size of our customer base, consumer’s preferences and general economic conditions.

Expenses

During the year ended April 30, 2012, we incurred expenses of $61,221, consisting of general and administrative expenses of $57,802 and advertising and promotion expenses of $3,419, compared to incurring expenses of $15,940 for the year ended April 30, 2011. Our general and administrative expenses primarily consisted of legal and accounting fees, rent and website construction. Our general and administrative expenses increased primarily due to the fees that were incurred from our legal and auditing professionals in the course of becoming a public company.

Our supplier has agreed to keep the prices charged to us the same in the short term. However, due to the weakening US dollar, they have forewarned us that they may increase their prices next year. The weakening US dollar also puts us at a disadvantage when we buy Canadian dollars with our US dollar revenue to pay our expenses.

Management anticipates expenses to rise over the foreseeable future as marketing expenses increase as a result of our efforts to increase our revenues.

Since we only recently commenced business operations, management does not believe past performance is indicative of future performance.

Liquidity and Capital Resources

Working Capital as at July 31, 2012

	As at July 31, 2012	As at April 30, 2012
Current Assets	$8,481	$18,032
Current Liabilities	$76,202	$74,075
Working Capital (Deficiency)	$(67,721)	$(56,043)

As at July 31, 2012, we had cash of $2,140 and working capital deficiency of $67,721, compared to cash of $12,512 and working capital deficiency of $56,043 as at April 30, 2012. We have incurred operating losses since inception, and this is likely to continue in the foreseeable future.

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We require funds to enable us to address our minimum current and ongoing expenses. Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we may require an additional $83,500 to fund our operating expenditures for the next twelve month period, as follows:

Legal, audit and accounting fees	$40,000
Transfer agent and registrar fee	2,000
Implement Business Plan	36,000
Rent	1,500
Miscellaneous	4,000
Total	$83,500

As of July 31, 2012, we had working capital deficiency of $67,721. Hence, we anticipate that we will require $151,221 additional funds to implement our business plan for the next twelve months.

We anticipate that our cash on hand and the revenue that we anticipate generating going forward from our operations will not be sufficient to satisfy all of our cash requirements for the next twelve month period. We currently do not have committed sources of additional financing and may not be able to obtain additional financing, particularly, if the volatile conditions in the stock and financial markets persist. If we require any additional financing, we plan to raise any such additional capital primarily through equity financing and loans from our directors, provided that such funding continues to be available to our company. We plan to continue to seek additional funds from our directors to fund our day-to-day operations until equity financing can be pursued. We have no guarantee that our directors will continue to fund our day-today operations. The issuance of additional equity securities by our company may result in a significant dilution in the equity interests of our current stockholders. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing as required on a timely basis, we will not be able to meet certain obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from July 8, 2010 (date of inception) to April 30, 2012, our independent auditors included an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. We have not yet achieved profitable operations, have accumulated losses since our inception and expect to incur further losses in the development of our business, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

29

Cash Flow for the Three month period ended July 31, 2012 compared to the three month period ended July 31, 2011

Our cash flow for the three month period ended July 31, 2012 and for the three month period ended July 31, 2011 is summarized as follows:

	Three Month Period Ended July 31, 2012		Three Month Period Ended July 31, 2011
Cash provided by (used in) Operating Activities	$(6,424)		$(3,664)
Cash provided by (used in) Investing Activities	$—		$-
Cash provided by (used in) Financing Activities	$(3,948)	$
Net Increase (Decrease) in Cash	$(10,372)		$(3,664)

Cash Flow Used in Operating Activities

The increase in cash used in operating activities during the three months ended July 31, 2012 as compared to the three months ended July 31, 2011 was related to new tea purchases.

Cash Flow Used in Investing Activities

No cash was provided by investing activities in the three months ended July 31, 2012 or for the three months ended July 31, 2011

Cash Flow Provided by Financing Activities

The increase in cash flow provided by financing activities was related to borrowing from related party in the amount of $10,176 and repayment of related party debt in the amount of $14,124.

Cash Flow for the Year ended April 30, 2012 compared to the year ended April 30, 2011

	Year ended April 30, 2012	Year ended April 30, 2011
Cash provided by (used in) Operating Activities	$(58,722)	$(17,427)
Cash provided by (used in) Investing Activities	$—	$—
Cash provided by (used in) Financing Activities	$62,261	$26,400
Net Increase (Decrease) in Cash	$3,539	$8,973

Cash Used in Operating Activities

We used cash in operating activities in the amount of $58,722 during the year ended April 30, 2012 and $17,427 during the year ended April 30, 2011. Cash used in operating activities was funded primarily by cash from financing activities.

Cash Used in Investing Activities

No cash was used in investing activities during the year ended April 30, 2012 or during the year ended April 30, 2011.

Cash from Financing Activities

We generated cash of $62,261 from financing activities during the year ended April 30, 2012 from our initial public offering and loans from related parties compared to cash of $26,400 generated from financing activities during the year ended April 30, 2011.

30

Going Concern

The financial statements accompanying this report have been prepared on a going concern basis, which implies that our company will continue to realize its assets and discharge its liabilities and commitments in the normal course of business. Our company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of our company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations. As at July 31, 2012, our company has accumulated losses of $83,621 since inception. We do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above in their report on the financial statements for the year ended April 30, 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Future Financings

We anticipate continuing to rely on equity sales of our shares of common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Product Research and Development

We do not anticipate that we will spend any significant sums on research and development over the twelve month period ending July 31, 2013.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve month period ending July 31, 2013.

Contingencies and Commitments

We had no contingencies or long-term contractual obligations as at July 31, 2012.

31

Financial Statements

32

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 31	April 30
	2012	2012
ASSETS

Current Assets:
Cash	$2,140	$12,512
Accounts receivable	163	163
Inventory	4,133	3,312
Prepaid expenses and deposits	2,045	2,045
Total current assets	$8,481	$18,032
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	7,389	$1,314
Related party loan	68,813	72,761

Total current liabilities	76,202	74,075

Stockholders’ Deficit:
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,011,600 shares issued and outstanding	$4,012	$4,012
Additional paid in capital	11,888	11,888
Deficit accumulated during development stage	(83,621)	(71,943)
Total stockholders’ deficit	(67,721)	(56,043)

Total liabilities and stockholders’ deficit	$8,481	$$18,032

See accompanying notes to unaudited consolidated financial statements.

F-1

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three months ended July 31, 2012	Three months ended July 31, 2011	July 8, 2010 (Date of Inception) to July 31, 2012
Revenue	$74	$3,128	$10,651
Cost of Sales	40	1,140	5,399

Gross margin	34	1,988	5,252

Expenses:
Advertising and promotion	—	—	3,419
General and administrative expenses	11,712	17,653	85,454

Net loss	$(11,678)	$(15,665)	$(83,621)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	n/a

Weighted average number of common shares outstanding	4,011,600	4,011,600

See accompanying notes to unaudited consolidated financial statements.

F-2

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three months ended July 31, 2012	Three months ended July 31, 2011	July 8, 2010 (Date of Inception) to July 31, 2012
Cash Flows From Operating Activities:
Net loss	$(11,678)	$(15,665)	$(83,621)
Adjustments to reconcile net loss to net cash
used in operating activities:
Accounts receivable	—	—	(163)
Inventory	(821)	1,140	(4,133)
Prepaid expenses and deposits	—	(1,000)	(2,045)
Accounts payable	6,075	11,861	7,389

Net cash used in operating activities	(6,424)	(3,664)	(82,573)

Cash Flows From Financing Activities:
Proceeds from sale of stock	—	—	15,900
Proceeds from related party loan	10,176	—	82,937
Repayments of related party debt	(14,124)	—	(14,124)
Cash provided by financing activities	(3,948)	—	84,713

Net change in cash	(10,372)	(3,664)	2,140

Cash, Beginning of Period	12,512	8,973	—

Cash, End of Period	$2,140	$5,309	$2,140

Supplemental Disclosures of Cash Flow Information:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

See accompanying notes to unaudited consolidated financial statements.

F-3

Authentic Teas Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 — Basis of Preparation

The accompanying unaudited interim financial statements of Authentic Teas Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Authentic Teas, Inc. form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2012 as reported in the Form 10-K have been omitted.

Note 2 — Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred, and may continue to incur, losses from operations. The Company will also require additional capital to finance the further development of its business operations and to finance inventory and working capital.

The Company may therefore need to seek additional capital through other issuances of our equity securities, strategic collaborations, grant funding, or any other means we deem appropriate. There is no assurance that such capital will be available on acceptable terms or at all. As a result, there is substantial doubt as to the Company’s ability to continue as a going concern.

In the event the Company is unable to successfully sustain and increase product sales and obtain additional capital, it is unlikely that the Company will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, if the Company determines it will not be able to obtain the necessary financing to address its working capital needs for a reasonable period into the future, it may pursue alternative paths forward for the Company. These paths could include, but not be limited to, sale of the Company or its assets, merger, organized wind-down, going private/dark, fundamental shift in its strategic plan (e.g. abandon commercialization strategy and focus exclusively on licensing), bankruptcy, etc.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 3 — Related Party Loans

During the quarter ended July 31, 2012 the Company repaid $3,948 to the President for the related party debt. As of July 31, 2012, $68,813 is due to the President and Chief Financial Officer. The loans are unsecured, non-interest bearing and have no specific terms for repayment.

F-4

Financial Statements

33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Authentic Teas, Inc.
(a development stage company)
Toronto, Canada

We have audited the accompanying consolidated balance sheets of Authentic Teas, Inc. (the “Company”) as of April 30, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years then ended and the period from July 8, 2010 (inception) through April 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2012 and 2011, and the results of its operations and its cash flows for each of the years then ended and the period from July 8, 2010 (inception) through April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a working capital deficit. These conditions raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 25, 2012

F-5

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	April 30, 2012	April 30, 2011

ASSETS
Current assets:
Cash	$12,512	$8,973
Accounts receivable	163	163
Inventory	3,312	5,519
Prepaid expenses and deposits	2,045	—

Total current assets	$18,032	$14,655
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,314	$2,607
Related party loan	72,761	10,500

Total current liabilities	74,075	13,107

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares
authorized, 4,011,600 shares issued and outstanding	4,012	4,012
Additional paid in capital	11,888	11,888
Deficit accumulated during development stage	(71,943)	(14,352)
Total stockholders’ equity (deficit)	(56,043)	1,548
Total liabilities and stockholders’ equity (deficit)	$18,032	$14,655

See notes to audited consolidated financial statements.

F-6

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	April 30, 2012	April 30, 2011	July 8, 2010(Date of Inception) to April 30, 2012
Revenue	$5,920	$4,657	$10,577
Cost of Sales	2,290	3,069	5,359

Gross margin	3,630	1,588	5,218

Expenses:
Advertising and promotion	3,419	—	3,419
General and administrative expenses	57,802	15,940	73,742

Net loss	$(57,591)	$14,352)	$(71,943)

Basic and diluted net loss per common share	$(0.01)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	4,011,600	3,713,685

See notes to audited consolidated financial statements.

F-7

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended April 30, 2012	Period ended April 30, 2011	July 8, 2010(Date of Inception) to April 30, 2012
Cash Flows From Operating Activities:
Net loss	$(57,591)	$(14,352)	$(71,943)
Adjustments to reconcile net loss to net cash
used in operating activities:
Change in operating assets and liabilities:
Accounts receivable	—	(163)	(163)
Inventory	2,207	(5,519)	(3,312)
Prepaid expenses and deposits	(2,045)	—	(2,045)
Accounts payable	(1,293)	2,607	1,314

Net cash used in operating activities	(58,722)	(17,427)	(76,149)

Cash Flows From Financing Activities:
Proceeds from sale of stock	—	15,900	15,900
Proceeds from related party loan	62,261	10,500	72,761
Cash provided by financing activities	62,261	26,400	88,661

Net change in cash	3,539	8,973	12,512

Cash, Beginning of Period	8,973	—	—

Cash, End of Period	$12,512	$8,973	$12,512

Supplemental Disclosures of Cash Flow Information:
Interest paid	$—	$—	$—

See notes to audited consolidated financial statements.

F-8

AUTHENTIC TEAS INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
From July 8, 2010 (Date of Inception) to April 30, 2012

	Common Stock		Additional Paid-in Development	Deficit Accumulated during
	Shares	Par Value	Capital	Stage	Total

Common stock issued for cash at initial capitalization for $.001 per share	3,000,000	$3,000	$—	$—	$3,000

Common stock issued for cash for $.01 per share	1,000,000	1,000	9,000	—	10,000

Common stock issued for cash for $.25 per share	11,600	12	2,888	—	2,900

Net Loss	—	—		(14,352)	(14,352)

Balance at April 30, 2011	4,011,600	4,012	11,888	(14,352)	1,548

Net Loss	—	—		(57,591)	(57,591)

Balance at April 30, 2012	4,011,600	$4,012	$11,888	$(71,943)	$(56,043)

See notes to audited consolidated financial statements.

F-9

Authentic Teas Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Note 1 — Description of Business

Authentic Teas Inc. (“our”, “Authentic Teas” or the “Company”) incorporated in the State of Nevada on July 8, 2010. Authentic Teas’ wholly owned subsidiary was incorporated in the province of Ontario, Canada on July 8, 2010. Authentic Teas intends to sell through an on-line website, organically grown herbal teas, imported from the South Caucasus Region of the Armenian Highlands. Authentic Teas procures directly from Armenian growers, lands the bagged herbal tea in North America, and sells online primarily to the US, UK and Canada markets.

At April 30, 2012, substantially all of Authentic Teas assets and operations are located and conducted in Canada.

Note 2 — Going Concern

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred, and may continue to incur, losses from operations. The Company will also require additional capital to finance the further development of its business operations and to finance inventory and working capital. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

The Company may therefore need to seek additional capital through other issuances of our equity securities, strategic collaborations, grant funding, or any other means we deem appropriate. There is no assurance that such capital will be available on acceptable terms or at all. As a result, there is substantial doubt as to the Company’s ability to continue as a going concern.

In the event the Company is unable to successfully sustain and increase product sales and obtain additional capital, it is unlikely that the Company will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, if the Company determines it will not be able to obtain the necessary financing to address its working capital needs for a reasonable period into the future, it may pursue alternative paths forward for the Company. These paths could include, but not be limited to, sale of the Company or its assets, merger, organized wind-down, going private/dark, fundamental shift in its strategic plan (e.g. abandon commercialization strategy and focus exclusively on licensing), bankruptcy, etc.

The consolidated financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Our officers and directors have agreed to provide resources to the company should it need them in the short term.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. They include the accounts of the company and our subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

Consolidation Policy

These consolidated financial statements include the accounts of Authentic Teas, incorporated in Ontario, Canada which we have the ability to control either through voting rights or means other than voting rights.

F-10

Authentic Teas Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Development Stage

Authentic Teas is a development stage company as defined in ASC 915, as it is devoting substantially all of its efforts to developing markets for its product and there have been no significant revenues from planned principal operations from inception through April 30, 2012. Consequently accumulated amounts are shown from the commencement of this development stage, July 8, 2010.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Authentic Teas generates sales from on-line tea products. The vast majority of sales are prepaid and the Company anticipates carrying a very small amount of receivables at any one time. If there is a customer dispute and it is determined that an account may become uncollectible, an allowance for doubtful accounts for the disputed amount will be created. The accounts then are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Inventory

Inventory is stated at the lower of cost or net realizable value. Inventory consists primarily of finished goods. Cost is determined on a first-in-first-out basis.

Income Taxes

The Company accounts for income taxes under the liability method, which requires companies to account for deferred income taxes using the asset and liability method. Under the asset and liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Tax rate changes are reflected in income during the period such changes are enacted.

F-11

Authentic Teas Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

At April 30, 2012 we have accumulated net operating tax losses that are available to offset future taxable income and reduce future federal and state income taxes during the carry forward period. The utilization of available losses depends on the generation of future taxable income to absorb the losses. We may not be able to use available losses within the carry forward period. In addition, based on generally accepted accounting principles, we have determined for financial accounting and reporting purposes that it is unlikely that we will be able to apply or use the available losses to reduce future federal or state income taxes during the carry forward period. This assessment is updated annually or more frequently based on changes in circumstances.

A valuation allowance is recorded against deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment for a valuation allowance requires judgment on the part of management with respect to the benefits that may be realized. The Company has concluded, based upon available evidence, it is more likely than not that the deferred tax assets at April 30, 2012, will not be realized. No further provision was recorded as a full valuation allowance has been provided against deferred tax assets. The valuation allowance will be reversed at such time that realization is believed to be more likely than not. The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes. There were no such items during the periods covered in this report.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) consideration is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from sales of the herbal teas are recognized upon delivery of products to the customers. The Company does not maintain a reserve for returned products as in the past those returns have been negligible.

Direct costs associated with product sales are recorded at the time that revenue is recognized.

Currency Translation

Authentic Teas’ functional and reporting currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange in effect at the balance sheet date in accordance with ASC 830, “Foreign Currency Translation”. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. Authentic Teas has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. As of April 30, 2012, foreign currency translations were nominal.

F-12

Authentic Teas Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Loss Per Share

Loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share. Basic loss per share is computed based upon the weighted average number of shares of Common stock outstanding for the period and excludes any potential dilution. Diluted earnings per share reflects potential dilution from the exercise of securities into Common stock. Outstanding options and warrants to purchase Common stock and the Common stock equivalents of convertible preferred stock are not included in the computation of diluted earnings per share because the effect of these instruments would be anti-dilutive (i.e. would reduce the loss per share). As at April 30, 2011, the were no options or share purchase warrants outstanding.

Note 4 — Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2009, the Company incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by the Company’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $79,000 as at April 30, 2012. Under current tax laws, the net operating loss is set to expire on April 30, 2032.

At April 30, 2012 and April 30, 2012, deferred tax assets consisted of the following:

	2012	2011

Deferred tax assets	$14,560	$2,153

Less: valuation allowance	(14,560)	(2,153)

Net deferred tax assets	$—	$—

Note 5 — Related Party Transactions

During the year ended April 30, 2012 the Company borrowed $62,261 from the President. As of April 30, 2012, $72,761 is due to the President and Chief Financial Officer. The loans are unsecured, non-interest bearing and have no specific terms for repayment.

Note 6 — Common Stock

(a)	On July 15, 2010, the Company issued 2,500,000 shares of common stock to a non-US person at $0.001 per share for cash proceeds of $2,500.
(b)	On July 15, 2010, the Company issued 250,000 shares of common stock to a non-US at $0.001 per share for cash proceeds of $250.
(c)	On August 3, 2010, the Company issued 250,000 shares of common stock to a non-US person at $0.001 per share for cash proceeds of $250.
(d)	During September and October 2010, the Company issued 1,000,000 shares of common stock to non- US persons at $0.01 per share for cash proceeds of $10,000.
(e)	During the period November 2010 through April 2011, the Company issued 11,600 shares of common stock to non-US persons at $0.25 per share for cash proceeds of $2,900.

F-13

Changes in and disagreements with accountants
on accounting and financial disclosure

None.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Our board of directors appoints our executive officers, and our executive officers serve at the pleasure of our board of directors.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Hrant Isbeceryan	Chief Executive Officer, President, Secretary, Treasurer and a Director	33	July 8, 2010
David Lewis Richardson	Chief Financial Officer and a Director	33	July 8, 2010
Evan Michael Hershfield	Director	31	July 8, 2010

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years.

Hrant Isbeceryan Chief Executive Officer, President, Secretary, Treasurer and a Director

Hrant attended the University of British Columbia, graduating with a Bachelor of Commerce specializing in marketing in 2000. He gained sales and marketing experience in the consumer product goods industry while working as a territory manager for Frito-Lay, a global leader in ready-to-eat snack foods. Through his employment with Frito-Lay, he gained knowledge regarding point of sale merchandising and other retail level marketing efforts while managing various territories within the drugstore, box store, and convenience channels. Mr. Isbeceryan then joined the competitive commercial flooring solutions market, working with some large carpet manufacturers, engaged in business to business sales with multinational companies. From December 2006 to February 2008, Mr. Isbeceryan worked for Beaulieu Canada as a Sales Executive, where he worked with the architecture and design community to offer flooring products geared towards the corporate end of the market. From February 2008 to January 2010, Mr. Isbeceryan worked for Tandus Flooring as an account manager. At Tandus, Mr. Isbeceryan worked with the architecture and design community as well as the property management industry and end users such as Cineplex cinemas and Toronto Dominion Bank.

In February 2010, Mr. Isbeceryan joined Roya Manufacturing, where he currently leads a sales team providing products to the commercial design, property management and construction markets. From July 2010, Mr. Isbeceryan has been our Chief Executive Officer, President, Secretary, and Treasurer.

We believe Mr. Isbecerayn is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his education and business experiences as described above.

David Richardson Chief Financial Officer and a Director

After graduating with a Bachelor of Commerce from the University of British Columbia specializing in marketing, David started his career with Argent Software, a large US-based financial software firm. Within five years he was Director of National Sales, managing the Canadian sales team to drive an annual organic growth rate of thirty percent. Following that, he moved into financial management in a director’s role and assisted with implementing strategic initiatives within the company. Since 2006, Mr. Richardson has been a senior director at BPS Resolver, a financial software firm providing governance, risk, and compliance (GRC) solutions to over 350 top brand organizations in 100 countries. During his tenure at BPS Resolver, Mr. Richardson has working relationships with large clients including Avon, WestJet, Aeroplan, Yellow Pages, and Disney.

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We believe Mr. Richardson is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his education and business experiences as described above.

Evan Hershfield Director

Mr. Hershfield is a graduate of Seneca College in computer engineering and technology. He was a principal founder of two specialty video production enterprises, where he honed both his business skills and technical operations expertise. From January 2006 to May 2007, Mr. Hershfield was the Video Production Manager at NGM Enterprises, where he focused on delivering fundraising and event promotion media for the charity industry in Canada. Since 2007, Mr. Hershfield has been employed by Honda Canada as a Used Vehicle Operations Coordinator. At Honda, Mr. Hershfield is involved in sales data analysis of the Canadian used vehicle market and manages aspects of the Honda Certified Used Vehicles program.

We believe Mr. Hershfield is qualified to serve on our board of directors because of his knowledge of our company’s history and current operations, which he gained from previously working for our company as described above, in addition to his business experiences as described above.

Family Relationships

There are no family relationships between any director or executive officer.

Significant Employees

We do not currently have any significant employees other than our executive officers.

Committees of Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not had operations to date, and with the limited expenditures we expect over the next two years, we believe the services of a financial expert are not yet warranted. As such, our Board of Directors act as our audit committee and handle matters related to compensation and nomination of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees has been performed by our Board of Directors. We will continue to not have an audit or compensation committees and thus there is a potential conflict of interest in that our Board of Directors has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

We are not aware of any conflicts of interest with our directors and officers.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that our Mr. Isbeceryan and Mr. Richardson do not meet the definition of “independent” as a result of their position as our executive officers.

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Executive Compensation

The following table shows the compensation received by our executive officers during the year ended April 30, 2012 and for the year ended April 30, 2011:

SUMMARY COMPENSATION TABLE - PERIOD ENDED DECEMBER 31, 2011
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
Hrant Isbeceryan Director, Chief Executive Officer, President, Secretary and Treasurer	2012 2011(1)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
David Lewis Richardson Chief Financial Officer and a Director	2012 2011(1)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) For the period from our date of inception, July 8, 2010 to April 30, 2011.

Employment Agreements or Arrangements

We have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 7, 2012, certain information known to us with respect to the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers (as defined in the “Executive Compensation” section) and current executive officers, and (iii) all of our directors and current executive officers as a group. Except as set forth in the table below, there is no person known to us who beneficially owns more than 5% of our common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Hrant Isbeceryan 2820-33 Harbour Square, Toronto, ONT M5J 2G2	common stock	2,500,000	Direct	62.3%
David Lewis Richardson 2820-33 Harbour Square, Toronto, ONT M5J 2G2	common stock	250,000	Direct	6.2%
Evan Michael Hershfield 9b Claxton Blvd., Toronto, Ontario M6C 1L7	common stock	250,000	Direct	6.2%
Directors and Executive Officers as a Group (3 persons)	common stock	3,000,000		74.7%

Notes

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)	Based on 4,011,600 shares of common stock issued and outstanding as of October 7, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

 Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since the beginning of the year ended April 30, 2012, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

1.	Any director or executive officer of our company;
2.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
3.	Any of our promoters and control persons; and
4.	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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During the three month period ended July 31, 2012 we borrowed $10,176 from Hrant Isbeceryan, our Chief Executive Officer and repaid $14,124. As of July 31, 2012, $68,813 is due to David Richardson and Hrant Isbeceryan. The loans are unsecured, non-interest bearing and have no specific terms for repayment.

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

Promoter

The promoter of our company is Hrant Isbeceryan.

Corporate Governance

Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a corporation. Under that definition, Mr. Isbeceryan and Mr. Richardson are not an independent directors because they are executive officers of our corporation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effective date of the registration statement of which this prospectus forms a part; as we are not registering a class of securities under Section 12 of the Securities Exchange Act of 1934 and will be considered a Section 15(d) filer rather than a fully reporting company; we will only be required to file annual reports on Form 10-K containing audited financial statements following the end of our fiscal year, quarterly reports on Form 10-Q containing unaudited financial statements for the first three quarters of our fiscal year following the end of such fiscal quarter, and current reports on Form 8-K shortly after the occurrence of certain material events with the Securities and Exchange Commission. We will not be subject to the proxy rules and, and therefore, we will not be required to send proxy statements or information statements to our stockholders or file them with the Securities and Exchange Commission. Also the short swing reporting and profit recovery rules will not be applicable to our directors and officers and any person who is the beneficial owner of more than 10% of the shares of our common stock. In addition, any person who acquires beneficial ownership of more than 5% of the shares of our common stock will not be required to report such ownership to the Securities and Exchange Commission by filing a Schedule 13D or Schedule 13G with the Securities and Exchange Commission or provide a copy of such filing to us.

We anticipate we will file a registration statement on Form 8-A with the Securities and Exchange Commission. The filing of the registration statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Securities Exchange Act of 1934. If we become a fully reporting company, we will be required to continue filing our annual, quarterly and current reports with the Securities and Exchange Commission and be subject to the proxy rules. Also the short swing reporting and profit recovery rules will be applicable to our directors and officers and any person who is the beneficial owner of more than 10% of the shares of our common stock. In addition, any person who acquires beneficial ownership of more than 5% of the shares of our common stock will be required to report such ownership to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

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1,011,600 Common Shares

Authentic Teas Inc.

Common Stock

End of Prospectus

_____________, 2012

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

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Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$12
Accounting fees and expenses	15,000
Legal fees and expenses	25,000
Transfer agent and registrar fees	2,000
Miscellaneous expenses	5,000
Total	$47,012

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and
•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;
•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Recent Sales of Unregistered Securities

On July 15, 2010, we issued 2,500,000 common shares to Hrant Isbeceryan at a price per share of $0.001 for total proceeds of $2,500. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On July 15, 2010, we issued 250,000 common shares to David Richardson at a price per share of $0.001 for total proceeds of $250. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On August 3, 2010, we issued 250,000 common shares to Evan Hershfield at a price per share of $0.001 for total proceeds of $250. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.

On September 12, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 20, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 25, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On September 27, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On October 13, 2010, we issued 200,000 common shares to one subscriber at a price per share of $0.01 for total proceeds of $2,000. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

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On November 15, 2010, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On November 27, 2010, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 8, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On December 9, 2010, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 4, 2011, we issued 1,600 common shares to four subscribers at a price per share of $0.25 for total proceeds of $400. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 7, 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 22, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 28, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On January 29, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 5, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 9, 2011, we issued 1,200 common shares to three subscribers at a price per share of $0.25 for total proceeds of $300. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

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On February 12, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 15 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 16, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On February 17 2011, we issued 800 common shares to two subscribers at a price per share of $0.25 for total proceeds of $200. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. Each subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 7, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 20, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

On April 21, 2011, we issued 400 common shares to one subscriber at a price per share of $0.25 for total proceeds of $100. We issued these shares in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. The subscriber represented that he or she was not a “U.S. Person” as that term is defined in Regulation S.

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Exhibits

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1(1)	Agreement between Authentic Teas Inc. and HAM Ltd. Co dated June 15, 2010
10.2(1)	Lease Agreement between Authentic Teas Inc. and 107684 Canada Inc. dated July 30, 2010
10.3(2)	Form of Subscription Agreement for $0.001
10.4(2)	Form of Subscription Agreement for $0.01
10.5(2)	Form of Subscription Agreement for $0.25
(23)	Consents of Experts and Counsel
23.1*	Consent of MaloneBailey LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(1)	Incorporated by reference from our Registration Statement on Form S-1 filed on June 17, 2011.
(2)	Incorporated by reference from our Registration Statement on Form S-1/A filed on July 25, 2011.

*Filed herewith.

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Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of British Columbia, Canada, on October 12, 2012.

Authentic Teas Inc.

By:

/s/ Hrant Isbeceryan

Hrant Isbeceryan

President and Director

(Principal Executive Officer)
Date: October 12, 2012

/s/ David Lewis Richardson

David Lewis Richardson

Chief Financial Officer and Director

(Principal Financial Officer and Principal Accounting Officer)
Date: October 12, 2012

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Hrant Isbeceryan

Hrant Isbeceryan

President and Director
(Principal Executive Officer)

Date: October 12, 2012

/s/ David Lewis Richardson

David Lewis Richardson

Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

Date: October 12, 2012

/s/ Evan Michael Hershfield

Evan Michael Hershfield

Director

Date: October 12, 2012

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